Exhibit 99.1

IIOT-OXYS, Inc. Reports 2023 Form 10-K Annual Results and Upcoming Investor Conference Call

CAMBRIDGE, MA / ACCESSWIRE / April 26, 2023 / IIOT-OXYS, Inc. (OTC PINK: ITOX) ("Oxys" or the “Company”) announced its financial results for the year ended December 31, 2022, and an upcoming Investor Conference Call on Wednesday, May 3, 2023.

Cliff Emmons, CEO of IIOT-OXYS, Inc. (Oxys) stated, "We're pleased to announce, as promised, 2022 revenue exceeded 2021, doing so by more than seven-fold. This is the highest annual revenue since the negative impacts of the COVID pandemic. Also, as promised, revenue in the second half of 2022 exceeded that in the first half. Furthermore, fourth quarter revenue exceeded third quarter revenue, marking three consecutive quarters of increasing revenue. Our leadership team also managed costs well, lowering operating expenses by 17%, and professional expenses were reduced by 47%.

There were several factors that led to this strong growth in 2022, including the following:

-	Our Department of Transportation (DOT) Bridge Monitoring contract: We were awarded a six-figure sub-contract from a major northeast state's DOT for bridge monitoring, in addition to the extension that was given on the previous contract. This project will continue to contribute a strong revenue stream through mid-2023, and we're confident our performance will yield further extensions and expansions in the second half of the year.
-	Our continued focus on our Smart Manufacturing vertical enabled us to secure a CNC Proof of Concept (POC) contract in December 2022. The POC successfully kicked off in January 2023, is concluding next month, and is already yielding results that are impressing our customer. We expect a Software-as-a-Service (SaaS) contract to follow which we expect to contribute to revenue by the second half of 2023.
-	The ongoing strength of our strategic partnership with Aingura IIoT, S.L., which provides supplemental expertise, equipment and software, ensuring we continue to bring value to our customers.
-	Our partnership with a Canadian Indoor Air Quality Sensor and IIoT Platform company continues to progress well, and our retail sales efforts are beginning to show results.

Looking forward through 2023 and beyond, and as previously stated, we believe this is a transition year from “surviving” to “thriving”. It is anticipated that 2023 YoY revenue growth will meet or exceed that of 2022. This will be accomplished through our partnerships, successful pilots, experienced leadership, and savvy technological talent. These capabilities will allow us to leverage our high potential growth markets: the global smart manufacturing (also known as Industry 4.0) was $97.6 B USD in 2022 and will reach $228.3 B USD by 2027 (CAGR 18.5%);[1] the worldwide Structural Health Monitoring (SHM) industry was $2.0 billion USD in 2021 and will reach $4.0 billion USD by 2027 (CAGR of 14.6%).[2] ; an Indoor Air Quality Monitors, which was estimated at $3.7 billion USD in 2020 and projected to reach $6.4 billion USD in 2027, growing at 8.2% CAGR.[3] By executing on these promises, we believe these revenue goals are achievable.”

Those attending the investor conference call will have the opportunity to submit questions concerning the Company to Stuart Smith of SmallCapVoice.Com, Inc. via e-mail: ssmith@smallcapvoice.com by 12:00 PM EST on Friday, April 28th, 2023. We plan to address as many appropriate questions as possible.

To access the call on Wednesday, May 3rd, 2023 at 5:00 PM EST:

Dial-In Number: 1-857-232-0157

Access Code: 422095

For those unable to participate in the conference call at that time, a replay will be available at https://www.smallcapvoice.com/clients/itox/ shortly after the call has concluded.

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About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.

Clifford L. Emmons, CEO

contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.

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1https://www.marketsandmarkets.com/Enquiry_Before_BuyingNew.asp?id=105448439&utm_source=SE-NA&utm_medium=Email

2 https://www.marketsandmarkets.com/Market-Reports/structural-health-monitoring-market-101431220.html

3 https://www.reportlinker.com/p05957040/Global-Indoor-Air-Quality-Monitors-Industry.html

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